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                                                                    EXHIBIT 3.1Q


                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 05/22/2000
                                                    001258597 - 2559401

                               STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


o FIRST: That at a meeting of the Board of Directors of CK Witco Europe Financial Services Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ONE" so that, as amended, said Article shall be and read as follows:

     "The Name of the Corporation is: Crompton Europe Financial Services
     Company"
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o    SECOND: That thereafter, pursuant to resolution of its Board of
     Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

o THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.



                                                   BY: /s/ Arthur C. Fullerton
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                                                        (Authorized Officer)

                                                  NAME: Arthur C. Fullerton
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                                                          (Type or Print)